Exhibit 5.1

April 14, 2020

Summit Wireless Technologies, Inc.

6840 Via Del Oro, Ste. 280

San Jose, CA 95119

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by Summit Wireless Technologies, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the proposed offering (the “Offering”) of (a) an aggregate of $7,475,000 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (b) warrants to purchase up to an aggregate of $4,111,250 of shares of Common Stock (the “Warrants”) (and the shares of Common Stock that are issuable from time to time upon exercise of the Warrants (the “Warrant Shares”)) and (c) up to $390,000 of warrants issuable to the underwriters and its representative (the “Underwriters’ Warrants”) to purchase up to such number of shares of Common Stock equal to 5% of the aggregate number of Shares issued by the Company in the Offering (the “Underwriters’ Warrant Shares”). The Shares, Warrants, Warrant Shares, Underwriters’ Warrants and Underwriters’ Warrant Shares are referred to herein collectively as the “Securities.”

We are acting as special counsel for the Company in connection with the Registration Statement. In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, including the exhibits filed therewith, and have also examined and relied upon minutes of meetings and resolutions of the board of directors of the Company as provided to us by the Company, the certificate of incorporation and bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware (the “DGCL”). Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York and the DGCL. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

Based upon and subject to the foregoing, we are of the opinion that (i) the Securities have been duly authorized for issuance by all necessary corporate action by the Company; (ii) the Shares, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and non-assessable, (iii) provided that the Warrants and Underwriters’ Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, such Warrants and Underwriters’ Warrants, when sold and issued as contemplated in the Registration Statement, will be valid and binding obligations of the Company, and (iv) the shares of Common Stock issuable pursuant to each of the Warrants and Underwriters’ Warrants upon payment to the Company of the required consideration, and when issued and sold by the Company and paid for in accordance with the terms of the Warrants or Underwriters’ Warrants, as applicable, and as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP